SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (date of earliest event reported): May 2, 2000



                        CITIZENS COMMUNITY BANCORP, INC.

             (Exact name of registrant as specified in its charter)




          Florida                       33-98090                 65-0614044
----------------------------    --------------------------    ----------------
(State or other jurisdiction      Commission File Number      (I.R.S. Employer
    of incorporation)                                        Identification No.)




                             650 East Elkcam Circle
                           Marco Island, Florida 34145
                     -----------------------------------
                    (address of principal executive offices)
                  Registrant's telephone number: (941) 389-1800

ITEM 5.  Other Events

         On April 12, 2000, the common stock for Citizens Community Bancorp, Inc. was approved for trading on the Nasdaq SmallCap Market System. The stock began trading on April 26, 2000 at 12:08 P.M. The stock price is quoted under the symbol "CCBI" and was previously listed on the Over-the-Counter Bulleting Board with its stock price quoted on the National Quotation Bureau, Inc. Pink Sheets. The press release is attached as Exhibit 1.

         The following is a list of investment banking firms that have agreed to make a market for CCBI's common stock:

         Advest, Inc.                              Michael Acampora
         15310 Amerly Drive, Suite 220             Toll Free - 1-877-979-4200
         Tampa, FL  33647

         Allen Ewing & Co.                         Benjamin C. Bishop
         50 North Laura Street, Suite 3625         Toll Free - 1-800-766-7601
         Jacksonville, FL  32202

         McDonald Investments                      Charles B. Shaw
         3777 Tamiami Trail North, Suite 300       Toll Free - 1-800-627-5373
         Naples, FL  34103

         Trident Securities                        Sadler Stukes
         The Pinnacle, Suite 650                   Toll Free - 1-800-340-6321
         3455 Peachtree Road, N.E.
         Atlanta, GA  30326

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 2, 2000

                                     Citizens Community Bancorp, Inc.
                                     (Registrant)

                                     By:    /S/ Gregory E. Smith

                                            Gregory E. Smith
                                            President & Chief Financial Officer

                                  PRESS RELEASE

Marco Island, Florida, Thursday, April 27, 2000 - Citizens Community Bancorp, Inc. (www.ccbancorpfl.com) announced it has been advised by The Nasdaq Stock Market, Inc. that the Company's shares began trading yesterday on the Nasdaq SmallCap Market System. The stock symbol will remain as "CCBI". The stock had been previously trading on the National Quotation Bureau, Inc. Pink Sheets.

CCBI reported consolidated net earnings for the three months ended March 31, 2000 of $253,000 compared to $87,000 for the same three months of 1999. "We have had success in building virtually every aspect of our core business over the past year" said Gregory E. Smith, President and Chief Financial Officer of Citizens Community Bancorp, Inc.